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                                                                    Exhibit 3-90
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           STATE OF DELAWARE
          SECRETARY OF STATE
       DIVISION OF CORPORATIONS
       FILED 04:00 PM 09/30/1998
          981380944 - 2950055


                          CERTIFICATE OF INCORPORATION

                                       of

                  GENESIS ELDERCARE PARTNERSHIP CENTERS, INC.


   FIRST: The name of the Corporation is GENESIS ELDERCARE PARTNERSHIP CENTERS, INC.

   SECOND: The address of its registered office in the state of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

   The name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The nature of the business or purposes to be conducted or promoted are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock. NO PAR value.

   FIFTH: The name and mailing address of the sole incorporator is as follows:

         Ira C. Gubernick, Esquire
         Vice President-Office of the Chairman and Secretary
         101 East State Street
         Kennett Square, PA 19348

   SIXTH: The Board of Directors of the Corporation shall have the right to adopt, amend and repeal the By-Laws of the Corporation. Election of directors need not be by written ballot.

   SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or

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which involve intentional misconduct or a knowing violation of law, (iii)
pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

   The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate and does hereby declare and certify that it is her act and deed and the facts stated herein are true, and accordingly does hereunto set his hand this 29th day of September 1998.


                             /s/ Ira C. Gubernick
                             _____________________________________
                             Ira C. Gubernick, Esquire
                             Incorporator

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